Exhibit 10.33

Assessor’s Parcel No.: 162-21-210-008

PREPARED BY AND UPON

RECORDATION RETURN TO:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

STATEMENTS OF PROPERTY TAXES

ARE TO BE MAILED TO:

TSP Owner LLC

3667 Las Vegas Blvd. South

Las Vegas, Nevada  89109

Attention: Controller

SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, FINANCING STATEMENT AND FIXTURE FILING

made by

TSP OWNER LLC,
as Trustor

to

FIRST AMERICAN TITLE INSURANCE COMPANY,
as Trustee, for the benefit of

COLUMN FINANCIAL, INC.,
as Beneficiary

Dated as of November 30, 2006

TABLE OF CONTENTS

ARTICLE I.	GRANTS OF SECURITY

Section 1.1.	Granting Clause
Section 1.2.	Assignment of Rents
Section 1.3.	Security Agreement
Section 1.4.	Fixture Filing
Section 1.5.	Pledges of Monies held

ARTICLE II.	DEBT AND OBLIGATIONS SECURED

Section 2.1.	Debt
Section 2.2.	Other Obligations
Section 2.3.	Debt and Other Obligations

ARTICLE III.	TRUSTOR COVENANTS

Section 3.1.	Maintenance of Property
Section 3.2.	Waste
Section 3.3.	Payment for Labor and Materials
Section 3.4.	Performance of Other Agreements
Section 3.5.	Change of Name, Identity, Structure or Location; Subjection to Other Security Agreements; Locations of Places of Business and Chief Executive Office
Section 3.6.	Title
Section 3.7.	No Consents or Other Filings
Section 3.8.	Examination of Books and Records

ARTICLE IV.	OBLIGATIONS AND RELIANCES

Section 4.1.	Relationship of Trustor and Beneficiary
Section 4.2.	No Reliance on Beneficiary
Section 4.3.	No Beneficiary Obligations
Section 4.4.	Liens Absolute
Section 4.5.	Continuing Liability of Trustor

ARTICLE V.	FURTHER ASSURANCES

Section 5.1.	Recording of Security Instrument, etc
Section 5.2.	Further Acts, etc
Section 5.3.	Changes in Tax, Debt, Credit and Documentary Stamp Laws
Section 5.4.	Severing of Mortgage

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ARTICLE VI.	DUE ON SALE/ENCUMBRANCE

Section 6.1.	Beneficiary Reliance
Section 6.2.	No Sale/Encumbrance

ARTICLE VII.	RIGHTS AND REMEDIES UPON DEFAULT

Section 7.1.	Remedies
Section 7.2.	Limitation on Duty of Beneficiary in Respect of Collateral
Section 7.3.	Application of Proceeds
Section 7.4.	Right to Cure Defaults
Section 7.5.	Actions and Proceedings
Section 7.6.	Other Rights, Etc
Section 7.7.	Right to Release Any Portion of the Property
Section 7.8.	Violation of Laws
Section 7.9.	Recourse and Choice of Remedies
Section 7.10.	Right of Entry
Section 7.11.	General Authority
Section 7.12.	Nevada Foreclosure
Section 7.13.	Limitation on Foreclosure

ARTICLE VIII.	INDEMNIFICATION

Section 8.1.	General Indemnification
Section 8.2.	Mortgage and/or Intangible Tax
Section 8.3.	ERISA Indemnification
Section 8.4.	Duty to Defend; Attorneys’ Fees and Other Fees and Expenses

ARTICLE IX.	WAIVERS

Section 9.1.	Waiver of Counterclaim
Section 9.2.	Marshalling and Other Matters
Section 9.3.	Waiver of Notice
Section 9.4.	Waiver of Statute of Limitations
Section 9.5.	Survival

ARTICLE X.	EXCULPATION

ARTICLE XI.	NOTICES

ARTICLE XII.	APPLICABLE LAW

Section 12.1.	Governing Law
Section 12.2.	Usury Laws
Section 12.3.	Provisions Subject to Applicable Law

ARTICLE XIII.	DEFINITIONS

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ARTICLE XIV.	MISCELLANEOUS PROVISIONS

Section 14.1.	No Oral Change
Section 14.2.	Successors and Assigns
Section 14.3.	Inapplicable Provisions
Section 14.4.	Headings, etc
Section 14.5.	Number and Gender
Section 14.6.	Subrogation
Section 14.7.	Entire Agreement
Section 14.8.	Limitation on Beneficiary’s Responsibility
Section 14.9.	Appointment of Collateral Agent
Section 14.10.	Counterparts; Effectiveness
Section 14.11.	Joint and Several Liability
Section 14.12.	Intentionally Omitted.
Section 14.13.	Other Collateral
Section 14.14.	Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws
Section 14.15.	Suits to Protect the Mortgaged Property
Section 14.16.	Waiver of Trial by Jury
Section 14.17.	Substitution of Trustee

ARTICLE XV.	STATE-SPECIFIC PROVISIONS

Section 15.1.	Principles of Construction
Section 15.2.	Waivers
Section 15.3.	Incorporated Statutory Provisions
Section 15.4.	Gaming Matters
Section 15.5.	Security Agreement
Section 15.6.	Future Advances
Section 15.7.	Additional Event of Default

Exhibit A	Legal Description
Exhibit B	Additional Definitions

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DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, FINANCING STATEMENT AND FIXTURE FILING (this “Security Instrument”), dated as of November 30, 2006, made by TSP OWNER LLC, a Delaware limited liability company, having its principal place of business c/o OPBIZ, L.L.C., 3667 Las Vegas Blvd. South, Las Vegas, Nevada 89109,  each as trustor (collectivey, “Trustor”), to First American Title Insurance Company, a New York corporation, having its principal place of business at 633 Third Avenue, New York, NY 10017, as trustee (“Trustee”), for the benefit of COLUMN FINANCIAL, INC., a Delaware corporation, having an address at 11 Madison Avenue, New York, New York 10010, as beneficiary (“Beneficiary”).

W I T N E S S E T H:

WHEREAS, this Security Instrument is given to secure a loan (the “Loan”) in the maximum principal sum of up to Eight Hundred and Twenty Million and No/100 Dollars ($820,000,000) advanced pursuant to that certain Loan Agreement, dated as of the date hereof, between PH Fee Owner LLC and OpBiz, L.L.C. (collectively, “Borrower”) and Beneficiary, as lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms not otherwise defined herein or in Exhibit B attached hereto and made part hereof shall have the respective meanings specified in the Loan Agreement) and evidenced by that certain Promissory Note, dated the date hereof, made by Borrower in favor of Beneficiary (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Note”);

WHEREAS, Trustor is a wholly-owned subsidiary of PH Fee Owner LLC and will derive a benefit from the making of the Loan to Borrower;

WHEREAS, Trustor desires to secure the payment of the Debt and the performance of all of Borrower’s obligations under the Note, the Loan Agreement and the other Loan Documents (as herein defined); and

WHEREAS, this Security Instrument is given pursuant to the Loan Agreement, and payment, fulfillment, and performance by Borrower of its obligations thereunder and under the other Loan Documents are secured hereby.

NOW THEREFORE, in consideration of the premises and the mutual conditions contained herein, including Beneficiary’s entering into the Loan Agreement, the receipt and legal sufficiency of which are hereby expressly acknowledged by all parties, to secure full and complete payment and performance of the Loan, including, without limitation, Borrower’s performance of Borrower’s obligations under the Note, the Loan Agreement and the other Loan Documents:

ARTICLE I.
GRANTS OF SECURITY

Section 1.1.            Granting Clause.  Trustor does hereby irrevocably grant, bargain, pledge, deed, mortgage, warrant, sell, transfer, assign, and convey unto Trustee, its successors and assigns, IN TRUST for the benefit of Beneficiary, and their respective successors and assigns forever, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, subject only to those matters constituting Permitted Encumbrances under the Loan Agreement, property, rights, interests and estates now owned, or hereafter acquired by Trustor and all of Trustor’s right, title and interest, now owned or hereafter acquired, in and to the following described properties and interests and all replacements or substitutes therefor and all products and proceeds thereof, and accessions thereto, and whether held to be real or personal property, tangible or intangible (collectively, the “Property”):

(a)           Land.  The real property described in Exhibit A attached hereto and made a part hereof (the “Land”);

(b)           Additional Land.  All additional lands, estates and development rights hereafter acquired by Trustor for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise, be expressly made subject to the lien of this Security Instrument;

(c)           Improvements.  The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the “Improvements”);

(d)           Easements.  All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, water permits, oil, gas, and other mineral rights, air rights and development rights, and all estates, leasehold interests, rights, titles, interests, powers, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements (or benefiting same) and the reversions and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, rights of dower, rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Trustor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(e)           Equipment.  All “equipment,” as such term is defined in Article 9 of the Uniform Commercial Code, now owned or hereafter acquired by Trustor, which is used at or in connection with the Improvements or the Land or is located thereon or therein (including, but not limited to, all machinery, equipment, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by Trustor and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (collectively, the “Equipment”);

(f)            Fixtures.  All Equipment now owned, or the ownership of which is hereafter acquired, by Trustor which is so related to the Land and Improvements forming part of the Property that it is deemed fixtures or real property under the law of the State of Nevada, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Trustor’s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (collectively, the “Fixtures”).

(g)           Personal Property.  All furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, general intangibles, contract rights, accounts, accounts receivable, franchises, licenses, certificates and permits, and all other personal property of any kind or character whatsoever as defined in and subject to the provisions of the Uniform Commercial Code, whether tangible or intangible, other than Fixtures, which are now or hereafter owned by Trustor and which are located within or about the Land or the Improvements, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof (collectively, the “Personal Property”), and the right, title and interest of Trustor in and to any of the Personal Property which may be subject to any security interests (as defined in the Uniform Commercial Code) superior in lien to the lien of this Security Instrument, and all proceeds and products of the above;

(h)           Leases and Rents.  All leases, subleases or subsubleases, lettings, licenses, concessions or other agreements (whether written or oral) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of the Land and the Improvements, and every modification, amendment or other agreement relating to such leases, subleases, subsubleases, or other agreements entered into in connection with such leases, subleases, subsubleases, or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into (collectively, the “Leases”), whether before or after the filing by or against Trustor of any petition for relief under 11 U.S.C. § 101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”), and all right, title and interest of Trustor, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Trustor of any petition for relief under the Bankruptcy Code (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(i)            Condemnation Awards.  All Awards which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(j)            Insurance Proceeds.  All Insurance Proceeds in respect of the Property under any Policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any Policies, judgments, or settlements made in lieu thereof, in connection with a Casualty to the Property;

(k)           Tax Certiorari.  All refunds, rebates or credits in connection with reduction in Taxes or Other Charges charged against the Property;

(l)            Conversion.  All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, Insurance Proceeds and Awards, into cash or liquidation claims;

(m)          Rights.  The right, in the name and on behalf of Trustor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Beneficiary in the Property;

(n)           Agreements.  All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof or any Improvements or any business or activity conducted in, at or on the Land and any part thereof or any Improvements and all right, title and interest of Trustor therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Trustor thereunder;

(o)           Intellectual Property.  All Trademark Collateral, Copyright Collateral, Patent Collateral, goodwill, books and records and all other General Intangibles relating to or used in connection with the ownership, management, operation, maintenance or renovation of the Property; and

(p)           Other Rights.  Any and all other rights of Trustor in and to the items set forth in paragraphs (a) through (o) above.

AND without limiting any of the other provisions of this Security Instrument, Trustor hereby expressly grants to Beneficiary, as secured party, a security interest in the portion of the Property which is or may be subject to the provisions of the Uniform Commercial Code which are applicable to secured transactions; it being understood and agreed that the Improvements and Fixtures are part and parcel of the Land (the Land, the Improvements and the Fixtures collectively referred to as the “Real Property”) appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, shall for the purposes of this Security Instrument be deemed conclusively to be real estate and mortgaged hereby.

Section 1.2.            Assignment of Rents.  Trustor hereby absolutely and unconditionally assigns to Beneficiary all of Trustor’s right, title and interest in and to all current and future Leases and Rents; it being intended by Trustor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only.  Nevertheless, subject to the terms of the Assignment of Leases and Section 7.1(h) of this Security Instrument, Beneficiary grants to Trustor a revocable license to collect, receive, use and enjoy the Rents, and

Trustor shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

Section 1.3.            Security Agreement.  This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code.  The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Trustor in the Property.  Trustor hereby expressly grants to Beneficiary, as security for the Obligations (hereinafter defined), a security interest in the Fixtures, the Equipment, the Personal Property, and any other Property (to the extent such other Property is not real property) to the full extent that the Fixtures, the Equipment, the Personal Property and any other Property (to the extent such other Property is not real property) may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code and not constituting real property being called the “Collateral”).  If an Event of Default shall occur and be continuing, Beneficiary, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Beneficiary may deem necessary for the care, protection and preservation of the Collateral.  Upon request or demand of Beneficiary after the occurrence and during the continuance of an Event of Default, Trustor shall, at its expense, assemble the Collateral and make it available to Beneficiary at a convenient place (at the Land if tangible property) reasonably acceptable to Beneficiary.  Trustor shall pay to Beneficiary on demand any and all expenses, including reasonable legal expenses and attorneys’ fees, incurred or paid by Beneficiary in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral after the occurrence and during the continuance of an Event of Default.  Any notice of sale, disposition or other intended action by Beneficiary with respect to the Collateral sent to Trustor in accordance with the provisions hereof at least 10 business days prior to such action, shall, except as otherwise provided by applicable law, constitute reasonable notice to Trustor.  The proceeds of any disposition of the Collateral, or any part thereof, may, except as otherwise required by applicable law, be applied by Beneficiary to the payment of the Debt in such priority and proportions as Beneficiary in its discretion shall deem proper.  Trustor hereby warrants Trustor’s (debtor’s) principal place of business and State of organization are as set forth on page one hereof.  The address of Beneficiary (secured party) is as set forth on page one hereof.

Section 1.4.            Fixture Filing.  This Security Instrument constitutes and shall be effective as Financing Statement filed as a fixture filing from the date of recording under Sections 104.9334 and 104.9502 of the Nevada Uniform Commercial Code (the “UCC”).  For such purposes, (i) the “debtor” is Trustor and its address is the address given for it in the initial paragraph of this Security Instrument; (ii) the “secured party” is Beneficiary, and its address for the purpose of obtaining information is the address given for it in the initial paragraph of this Security Instrument; (iii) the real estate to which the fixtures are or are to become attached is Trustor’s interest in the Real Property and is legally described in Exhibit A attached hereto; and (iv) the record owner of such real estate is Trustor.

Section 1.5.            Pledges of Monies Held.  Without limiting the generality of the foregoing, Trustor hereby pledges to Beneficiary any and all monies now or hereafter held by Beneficiary or on behalf of Beneficiary, including, without limitation, any sums deposited in the Lockbox Account, the Cash Management Account, the Reserve Funds and Net Proceeds, as additional security for the Obligations until expended or applied as provided in this Security Instrument.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the Property, together with all and singular the rights, hereditaments and appurtenances in anywise appertaining or belonging thereto, unto Trustee and its successors and assigns, in trust for the benefit of Beneficiary hereinafter set forth, forever,

ARTICLE II.
DEBT AND OBLIGATIONS SECURED

Section 2.1.            Debt.  This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the full and timely payment of the Debt (including, without limitation, any interest which accrues after the commencement of any bankruptcy or insolvency proceeding with respect to Trustor or Borrower, whether or not allowed or allowable as a claim under any bankruptcy or insolvency proceeding).

Section 2.2.            Other Obligations.  This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the full and timely payment and performance of the following (collectively, the “Other Obligations”):

(a)           the performance of all other obligations of Trustor contained herein;

(b)           the performance of each obligation of Borrower contained in the Loan Agreement and any other Loan Document; and

(c)           the performance of each obligation of Trustor or Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Loan Agreement or any other Loan Document.

Section 2.3.            Debt and Other Obligations.  Borrower’s obligations for the payment of the Debt and Borrower’s and Trustor’s obligations for the payment and performance of the Other Obligations (including, without limitation, any interest which accrues after the commencement of any bankruptcy or insolvency proceeding with respect to Trustor or Borrower, whether or not allowed or allowable as a claim under any bankruptcy or insolvency proceeding), in each case whether now or hereafter due, owing or incurred in any manner, whether direct or indirect, actual or contingent, whether incurred solely or jointly with any other Person and whether as principal or surety (and including all liabilities in connection with any notes, bills or other instruments accepted by Beneficiary in connection therewith), together in each case with all renewals, modifications, consolidations or extensions thereof, shall be referred to collectively herein as the “Obligations”.

ARTICLE III.
TRUSTOR COVENANTS

Trustor represents, warrants, covenants and agrees that:

Section 3.1.            Maintenance of Property.  Trustor shall cause the Property to be maintained in a good and safe condition and repair.  The Improvements, the Fixtures, the Equipment and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Fixtures, the Equipment or the Personal Property, tenant finish and refurbishment of the Improvements) without the consent of Beneficiary or as otherwise permitted pursuant to the Loan Agreement.  Trustor shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any Casualty or become damaged, worn or dilapidated or which may be affected by any Condemnation, and shall complete and pay for any structure at any time in the process of construction or repair on the Land.

Section 3.2.            Waste.  Trustor shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or allow the cancellation of any Policy, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Security Instrument.  Trustor will not, without the prior written consent of Beneficiary, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

Section 3.3.            Payment for Labor and Materials.  (a)  Trustor will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials (“Labor and Material Costs”) incurred by it in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof except for the Permitted Encumbrances.  Trustor shall record (and cause all of those claiming by, through or under Trustor to record) notices of non-responsibility and take (or cause to be taken) such further measures as required under NRS §§ 108.234, 2403, 2407 to prevent liens from attaching to the Property as a result of any labor performed at or materials supplied to the Property.

(b)           After prior written notice to Beneficiary, Trustor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Labor and Material Costs; provided, that (i) no Event of Default has occurred and is continuing under the Loan Agreement, the Note, this Security Instrument or any of the other Loan Documents, (ii) Trustor is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Labor and Material Costs from Trustor and from the Property or Trustor shall have paid all of the Labor and Material Costs under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Trustor is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, and (vi) Trustor shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Beneficiary, to insure the payment of any contested Labor and Material Costs, together with all interest and penalties thereon.

Section 3.4.            Performance of Other Agreements.  Trustor shall observe and perform each and every term, covenant and provision to be observed or performed by Trustor pursuant to any agreement or recorded instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.

Section 3.5.            Change of Name, Identity, Structure or Location; Subjection to Other Security Agreements; Locations of Places of Business and Chief Executive Office.  Trustor shall not change its name, identity (including its trade name or names), structure or location (determined as provided in Section 9-307 of the UCC) in any manner, and shall not become bound, as provided in Section 9-203(d) of the UCC, by a security agreement entered into by another Person, in each case unless it shall have given Beneficiary not less than 30 days’ prior notice thereof.  Trustor shall not in any event change the location of its place or places of business, its chief executive office or any Collateral or its name, identity, structure or location (determined as provided in Section 9-307 of the UCC), or become bound, as provided in Section 9-203(d) of the UCC, by a security agreement entered into by another Person, if such change would cause the Security Interests in any Collateral to lapse or cease to be perfected unless Trustor has taken on or before the date of lapse all actions necessary to ensure that the Security Interests in the Collateral does not lapse or cease to be perfected.

Section 3.6.            Title.  Trustor has good, marketable and insurable fee simple title to the real property comprising part of the Property, and Trustor is the beneficial owner of and has good title to the balance of such Property, in each case free and clear of all Liens whatsoever except Permitted Encumbrances.  The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the Property.  Other than this Security Instrument, financing statements or other similar or equivalent documents or instruments with respect to the security interests purported to be granted hereby (the “Security Interests”) and Permitted Encumbrances, no financing statement, deed of trust, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral.  The Collateral is not in the possession or control of any Person asserting any claim thereto or security interest therein, except that Beneficiary or its nominee, custodian or a securities intermediary acting on its behalf may have possession and/or control of the Collateral as contemplated hereby.  This Security Instrument, when properly recorded in the appropriate records, will create (a) a valid, perfected first priority Lien on the Property, subject only to Permitted Encumbrances and (b) a valid perfected first priority security interest in and to, and a valid perfected first priority collateral assignment of, all Collateral, all in accordance with the terms hereof and thereof, in each case subject only to any applicable Permitted Encumbrances.  There are no claims for payment for work, labor or materials affecting the Property which are past due and are or may become a Lien prior to, or of equal priority with, the Liens created by this Security Instrument unless such claims for payments are being contested in accordance with the terms and conditions of this Security Instrument.  Trustor is not and will not become a party to or otherwise be bound by any agreement, other than this Security Instrument, which restricts in any manner the rights of Beneficiary or any other present or future holder of the Collateral with respect thereto.

Section 3.7.            No Consents or Other Filings.  No consent of any other Person (including, without limitation, any member or creditor of Trustor or any of its subsidiaries) and no order,

consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any Governmental Authority is required to be obtained by Trustor in connection with the execution, delivery or performance of this Security Instrument, or to perfect or maintain the perfection and intended priority of the Liens and Security Interests of this Security Instrument, except for (a) any such order, consent, approval, license or authorization which has been obtained prior to the date hereof, (b) recordation of this Security Instrument in the Clark County Recorder’s Office and (c) filing of a UCC-1 Financing Statement with the office of the Secretary of State of the State of Delaware.  No such order, consent, approval, license, authorization, validation, filing, recording, registration or exemption is required to be obtained by Trustor in connection with the exercise of the rights and remedies of Beneficiary pursuant to this Security Instrument, except as may be required in connection with the disposition of the Collateral by laws affecting the offering and sale of securities generally.

Section 3.8.            Examination of Books and Records.  With respect to the books and records of Trustor, Beneficiary shall have the rights set forth in Section 5.2.11(e) of the Loan Agreement.

ARTICLE IV.
OBLIGATIONS AND RELIANCES

Section 4.1.            Relationship of Trustor and Beneficiary.  The relationship between Trustor and Beneficiary is solely that of debtor and creditor, and Beneficiary has no fiduciary or other special relationship with Trustor, and no term or condition of the Loan Agreement, the Note, this Security Instrument and the other Loan Documents shall be construed so as to deem the relationship between Trustor and Beneficiary to be other than that of debtor and creditor.

Section 4.2.            No Reliance on Beneficiary.  The general partners, members, principals and (if Trustor is a trust) beneficial owners of Trustor are experienced in the ownership and operation of properties similar to the Property, and Trustor and Beneficiary are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property.  Trustor is not relying on Beneficiary’s expertise, business acumen or advice in connection with the Property.

Section 4.3.            No Beneficiary Obligations.  (a)  Notwithstanding the provisions of Section 1.1(h) and Section 1.1(n) or Section 1.2, Beneficiary is not undertaking the performance of (i) any obligations under the Leases or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(b)           By accepting or approving anything required to be observed, performed or fulfilled or to be given to Beneficiary pursuant to this Security Instrument, Beneficiary shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Beneficiary.

Section 4.4.            Liens Absolute.  All rights of Beneficiary, all Liens and security interests hereunder and all obligations of Trustor or Borrower hereunder are unconditional and absolute and independent and separate from any other security for or guaranty of the Obligations, whether executed by Trustor or any other Person.  Without limiting the generality of the foregoing, the obligations of Trustor hereunder shall not be released, discharged or otherwise affected or impaired by:

(a)           any extension, renewal, settlement, compromise, acceleration, waiver or release in respect of any obligation of Trustor under any Loan Documents or any other agreement or instrument evidencing or securing any Obligation, by operation of law or otherwise;

(b)           any change in the manner, place, time or terms of payment of any Obligation or any other amendment, supplement or modification to any Loan Documents or any other agreement or instrument evidencing or securing any Obligation;

(c)           any release, non-perfection or invalidity of any direct or indirect security for any Obligation, any sale, exchange, surrender, realization upon, offset against or other action in respect of any direct or indirect security for any Obligation or any release of any other obligor in respect of any Obligation;

(d)           any change in the existence, structure or ownership of Trustor, Borrower, any Guarantor or any other Person, or any insolvency, bankruptcy, reorganization, arrangement, readjustment, composition, liquidation or other similar proceeding affecting Trustor, any Guarantor or any other Person, or their assets or any resulting disallowance, release or discharge of all or any portion of any Obligation;

(e)           the existence of any claim, set-off or other right which Trustor, Borrower, any Guarantor or any other Person, may have at any time against Beneficiary or any other Person, whether in connection herewith or any unrelated transaction; provided, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f)            any invalidity or unenforceability relating to or against Trustor, Borrower, any Guarantor or any other Person, for any reason of any Loan Documents or any other agreement or instrument evidencing or securing any Obligation or any provision of applicable law or regulation purporting to prohibit the payment by Trustor, Borrower, any Guarantor or any other Person, of any Obligation;

(g)           any failure by Beneficiary: (i) to file or enforce a claim against Trustor, Borrower, any Guarantor or any other Person, or its estate (in a bankruptcy or other proceeding); (ii) to give notice of the existence, creation or incurrence by Trustor or Borrower of any new or additional indebtedness or obligation under or with respect to the Obligations; (iii) to commence any action against Trustor, Borrower, any Guarantor or any other Person; (iv) to disclose to Trustor, Borrower, any Guarantor or any other Person, any facts which such Beneficiary may now or hereafter know with regard to Trustor; or (v) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Obligations;

(h)           any direction as to application of payment by Trustor or any other Person;

(i)            any subordination by Beneficiary of the payment of any Obligation to the payment of any other liability (whether matured or unmatured) of Trustor to its creditors;

(j)            any act or failure to act by Beneficiary under this Security Instrument or otherwise which may deprive Trustor, Borrower, any Guarantor or any other Person, of any right to subrogation, contribution or reimbursement against Trustor or any right to recover full indemnity for any payments made in respect of the Obligations; or

(k)           any other act or omission to act or delay of any kind by Trustor or Beneficiary or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of Trustor’s obligations hereunder.

Trustor has irrevocably and unconditionally delivered this Security Instrument to Beneficiary, and the failure by any other Person to sign this Security Instrument or a pledge agreement similar to this Security Instrument or otherwise shall not discharge the obligations of Trustor hereunder.

Section 4.5.            Continuing Liability of Trustor.  The Security Interests are granted as security only and shall not subject Beneficiary to, or transfer or in any way affect or modify, any obligation or liability of Trustor with respect to any of the Collateral or any transaction in connection therewith.

ARTICLE V.
FURTHER ASSURANCES

Section 5.1.            Recording of Security Instrument, etc.  Trustor forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Loan Documents creating a Lien or security interest or evidencing the Lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the Lien or security interest hereof upon, and the interest of Beneficiary in, the Property.  Trustor will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of this Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

Section 5.2.            Further Acts, etc.  Trustor will, at the cost of Trustor, and without expense to Beneficiary, do, execute, acknowledge and deliver all further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Beneficiary shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Beneficiary the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Trustor may be or may hereafter become bound to convey or assign to Beneficiary, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Legal Requirements.  Trustor will, from time to time at its expense at the reasonable request of Beneficiary and in such manner and form as Beneficiary may require, execute, deliver, file and record any financing statement, specific assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings of financing or continuation statements under the UCC or the Uniform Commercial Code of the States of Delaware and Nevada) that from time to time may be necessary or desirable, or that Beneficiary may request, in order to create, preserve, perfect, confirm or validate the Security Interests or to enable Beneficiary to obtain the full benefit of this Security Instrument or to exercise and enforce  any of its rights, powers and remedies created hereunder or under applicable law with respect to any of the Collateral.  To the extent permitted by applicable law, Trustor hereby authorizes Beneficiary to file, in the name of Trustor or otherwise and without the signature or other separate authorization or authentication of Trustor appearing thereon, such financing statements or continuation statements as Beneficiary in its sole discretion may deem necessary or appropriate to perfect or maintain the perfection of the Security Interests.  Trustor agrees that a carbon, photographic, photostatic or other reproduction of this Security Instrument is sufficient as a financing statement.  Trustor also agrees that any financing statements or continuation statements may describe the collateral as “all assets” or “all personal property” or words to similar effect and which may be filed in Nevada, Delaware or other jurisdictions as Beneficiary in its sole discretion may deem necessary or appropriate to perfect or maintain the perfection of the Security Interests.  Trustor shall pay the costs of, or incidental to, any recording or filing of any such financing or continuation statements.

Section 5.3.            Changes in Tax, Debt, Credit and Documentary Stamp Laws.  (a)  If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of real estate taxation or which imposes a tax, either directly or indirectly, on the Debt or Beneficiary’s interest in the Property in substitute for real property taxation, Trustor will pay the tax, with interest and penalties thereon, if any.  If Beneficiary is advised by competent counsel chosen by it that the payment of tax by Trustor would be unlawful or taxable to Beneficiary or unenforceable or provide the basis for a defense of usury then Beneficiary shall have the option by written notice of not less than 120 days to declare the Debt immediately due and payable.

(b)           Trustor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt.  If such claim, credit or deduction shall be required by law, Beneficiary shall have the option, by written notice of not less than 120 days, to declare the Debt immediately due and payable.

(c)           If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this

Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Trustor will pay for the same, with interest and penalties thereon, if any.

Section 5.4.            Severing of Mortgage.  This Security Instrument and the Note shall, at any time until the same shall be fully paid and satisfied, at the sole election of Beneficiary, be severed, split or divided into two or more notes and two or more security instruments in such denominations as Beneficiary shall determine in its sole discretion, each of which shall cover all or a portion of the Property to be more particularly described therein.  To that end, Trustor, upon written request of Beneficiary, at Trustor’s cost and expense, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by the then owner of the Property, to Beneficiary and/or its designee or designees, substitute notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount of this Security Instrument, (provided that the severance of such instruments shall not modify or amend any material economic term of the Loan) and containing terms, provisions and clauses substantially identical to those contained herein and in the Note, and such other documents and instruments as may be required by Beneficiary.

ARTICLE VI.
DUE ON SALE/ENCUMBRANCE

Section 6.1.            Beneficiary Reliance.  Trustor acknowledges that Beneficiary has examined and relied on the experience of Trustor and its general partners, members, principals and (if Trustor is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Trustor’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations.  Trustor acknowledges that Beneficiary has a valid interest in maintaining the value of the Property so as to ensure that, should Trustor default in the repayment of the Debt or the performance of the Other Obligations, Beneficiary can recover the Debt by a sale of the Property.

Section 6.2.            No Sale/Encumbrance.  Neither Trustor nor any Restricted Party shall cause, permit or suffer any Transfer to occur other than as expressly permitted pursuant to the terms of the Loan Agreement.

ARTICLE VII.
RIGHTS AND REMEDIES UPON DEFAULT

Section 7.1.            Remedies.  Upon the occurrence and during the continuance of any Event of Default, Trustor agrees that Beneficiary may, to the extent permitted by applicable law, take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Trustor and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

(a)           institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(b)           with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing Lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

(c)           sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Trustor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(d)           institute actions, suits or proceedings (i) in equity for the specific performance of any covenant, condition or agreement contained herein, or (ii) as Beneficiary otherwise may deem appropriate to protect and enforce the rights vested in Beneficiary by this Security Instrument;

(e)           recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;

(f)            apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Trustor, Borrower, any guarantor, indemnitor with respect to the Loan or of any Person liable for the payment of the Debt;

(g)           the license granted to Trustor under Section 1.2 shall be automatically revoked, and, subject to any applicable Legal Requirements, Beneficiary may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Trustor and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Trustor and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Trustor agrees to surrender possession of the Property and of such books, records and accounts to Beneficiary upon demand, and thereupon Beneficiary may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Beneficiary deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Trustor with respect to the Property, whether in the name of Trustor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents; (v) require Trustor to pay monthly in advance to Beneficiary, or any receiver appointed to collect Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Trustor; (vi) require Trustor to vacate and surrender possession of the Property to Beneficiary or to such receiver and, in default thereof, Trustor may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the

Debt, in such order, priority and proportions as Beneficiary shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, Insurance Premiums and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Beneficiary, its counsel, agents and employees;

(h)           exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Fixtures, the Equipment, the Personal Property, any other Collateral or any part thereof, and to take such other measures as Beneficiary may deem necessary for the care, protection and preservation of the Fixtures, the Equipment, the Personal Property, any other Collateral or any part thereof and (ii) request Trustor at its expense to assemble the Fixtures, the Equipment, the Personal Property, any other Collateral or any part thereof and make it available to Beneficiary at a convenient place acceptable to Beneficiary;

(i)            pursue such other remedies as Beneficiary may have under applicable law;

(j)            apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Beneficiary shall deem to be appropriate in its discretion; or

(k)           collect, receive, appropriate and realize upon the Collateral and/or sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do so) or any part thereof in one or more parcels (which need not be in round lots) at public or private sale or at broker’s board or on any securities exchange, at any office of Beneficiary or elsewhere in such manner as is commercially reasonable and as Beneficiary may deem best, for cash, on credit or for future delivery without assumption of any credit risk and at such price or prices as Beneficiary may deem satisfactory.  Beneficiary shall give Trustor not less than 10 days’ prior notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market.  Any such notice shall (i) in the case of a public sale, state the time and place fixed for such sale, (ii) in the case of a sale at a broker’s board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof being sold, will first be offered for sale, (iii) in the case of a private sale, state the day after which such sale may be consummated, (iv) contain the information specified in Section 9-613 of the UCC, (v) be authenticated and (vi) be sent to the parties required to be notified pursuant to Section 9-611(c) of the UCC; provided, that if Beneficiary fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.  Beneficiary and Trustor agree that such notice constitutes reasonable notification within the meaning of Section 9-611 of the UCC.  Except as otherwise provided herein, Trustor hereby waives, to the extent permitted by applicable law, notice and judicial hearing in connection with Beneficiary’s taking possession or disposition of any of the Collateral.  Beneficiary may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale).  Trustor will execute and deliver such documents and take such other action as Beneficiary deems necessary or advisable in order that any such sale may be made in compliance with law.  Upon any such sale, Beneficiary shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold.  Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind.  Any such public sale shall be held at such time or times within ordinary bankers hours and at such place or places as Beneficiary may fix in the notice of such sale.  At any such sale, the Collateral may be sold in one lot as an entirety or in such parcels, as Beneficiary may determine.  Beneficiary shall not be obligated to make any such sale pursuant to any such notice.  Beneficiary may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned without further notice.  In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Beneficiary until the selling price is paid by the purchaser thereof, but Beneficiary shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of such failure, such Collateral may again be sold upon like notice.

In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

(l)            Without limiting the foregoing, upon the occurrence of an Event of Default, Beneficiary may deliver to Trustee written declaration of default and demand for sale and of written Notice of Default and Election to Sell (in accordance with Nevada Revised Statutes 107.080) to cause the Property to be sold to satisfy the obligations hereof, which Notice Trustee shall cause to be filed for record.  After the lapse of such time as may then be required by law following the recordation of said Notice of Breach and Election to Sell, and notice of sale having been given as then required by law, Trustee without demand on Trustor, shall sell the Property at the time and place fixed by it in said notice, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder, for cash in lawful money of the United States payable at the time of sale.  Trustee may, for any cause it deems expedient, postpone the sale of all or any portion of the Property until it shall be completed and, in every case, notice of postponement shall be given by public announcement thereof at the time and place last appointed for the sale and from time to time thereafter Trustee may postpone such sale by public announcement at the time fixed by the preceding postponement.  Trustee shall execute and deliver to the purchaser its Trustee’s Deed conveying the Property so sold but without any covenant or warranty, express or implied.  The recitals in the Trustee’s Deed of any matters or facts shall be conclusive proof of the truthfulness thereof.  Any person, including Beneficiary, may bid at the sale.  After deducting all costs, fees and expenses of the Trustee and of this Trust, including the cost of any evidence of title procured in connection with such sale, the Trustee shall apply the proceeds of sale in the manner provided in NRS 40.462.

Section 7.2.            Limitation on Duty of Beneficiary in Respect of Collateral.  Beyond the exercise of reasonable care in the custody thereof, Beneficiary shall not have any duty to exercise any rights or take any steps to preserve the rights of Trustor in the Collateral in Beneficiary’s possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, nor shall Beneficiary be liable to Trustor or any other Person for failure to meet any obligation imposed by Section 9-207 of the UCC or any successor provision.  Without limiting the foregoing, Beneficiary shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if the Collateral is accorded treatment substantially equal to that which Beneficiary accords its own property, and (i) shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by Beneficiary in good faith or (ii) shall not have any duty or responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Beneficiary has or is deemed to have knowledge of such matters.

Section 7.3.            Application of Proceeds.  Upon the occurrence of any Event of Default, the purchase money, proceeds and avails of any disposition of the Property, and or any part thereof, or any other sums collected by Beneficiary pursuant to this Security Instrument may be applied by Beneficiary to the payment of the Debt or other Obligations in such priority and proportions as Beneficiary in its discretion shall deem proper.

Section 7.4.            Right to Cure Defaults.  Upon the occurrence and during the continuance of any Event of Default, Beneficiary may, but without any obligation to do so and without notice to or demand on Trustor and without releasing Trustor from any obligation hereunder, make any payment or do any act required of Trustor hereunder in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof.  Beneficiary is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 7.4, shall constitute a portion of the Debt and shall be due and payable to Beneficiary upon demand.  All such costs and expenses incurred by Beneficiary in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after such cost or expense was incurred to the date of payment to Beneficiary.  All such costs and expenses incurred by Beneficiary together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Beneficiary therefor.

Section 7.5.            Actions and Proceedings.  Beneficiary has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Trustor, which Beneficiary, in its discretion, decides should be brought to protect its interest in the Property.

Section 7.6.            Other Rights, Etc.  (a)  The failure of Beneficiary to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument.  Trustor shall not be relieved of Trustor’s obligations hereunder by reason of (i) the failure of Beneficiary to comply with any request of Trustor, Borrower or any guarantor or indemnitor with respect to the Loan to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Beneficiary extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.

(b)           It is agreed that the risk of loss or damage to the Property is on Trustor, and Beneficiary shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured.  Possession by Beneficiary shall not be deemed an election of judicial relief if any such possession is requested or obtained with respect to any Property or collateral not in Beneficiary’s possession.

(c)           Beneficiary may resort for the payment of the Debt to any other security held by Beneficiary in such order and manner as Beneficiary, in its discretion, may elect.  To the extent permitted by applicable law, Beneficiary may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Beneficiary thereafter to foreclose this Security Instrument.  The rights of Beneficiary under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others.  No act of Beneficiary shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.  Beneficiary shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 7.7.            Right to Release Any Portion of the Property.  Beneficiary may release any portion of the Property for such consideration as Beneficiary may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Beneficiary for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Beneficiary may require without being accountable for so doing to any other lienholder.  This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

Section 7.8.            Violation of Laws.  If the Property is not in material compliance with any applicable Legal Requirements, Beneficiary may impose additional requirements upon Trustor in connection herewith including, without limitation, monetary reserves or financial equivalents.

Section 7.9.            Recourse and Choice of Remedies.  Notwithstanding any other provision of this Security Instrument or the Loan Agreement, including, without limitation, Section 9.4 of the Loan Agreement, Beneficiary and other Indemnified Parties (as hereinafter defined) are entitled to enforce the obligations of Trustor contained in Section 8.2 and Section 8.3 without first resorting to or exhausting any security or collateral and without first having recourse to the Note or any of the Property, through foreclosure or acceptance of a deed in lieu of foreclosure or otherwise, and in the event Beneficiary commences a foreclosure action against the Property, Beneficiary is entitled to pursue a deficiency judgment with respect to such obligations against Trustor with respect to the Loan.  The provisions of Section 8.2 and Section 8.3 are exceptions to any non-recourse or exculpation provisions in the Loan Agreement, the Note, this Security Instrument or the other Loan Documents, and Trustor with respect to the Loan is fully liable for the obligations pursuant to Section 8.2 and Section 8.3.  The liability of Trustor with respect to the Loan pursuant to Section 8.2 and Section 8.3 is not limited to the original principal amount of the Note.  Notwithstanding the foregoing, nothing herein shall inhibit or prevent Beneficiary from foreclosing or exercising any other rights and remedies pursuant to the Loan Agreement, the Note, this Security Instrument and the other Loan Documents, whether simultaneously with foreclosure proceedings or in any other sequence.  A separate action or actions may be brought and prosecuted against Trustor pursuant to Section 8.2 and Section 8.3 whether or not action is brought against any other Person or whether or not any other Person is joined in the action or actions.

Section 7.10.          Right of Entry.  Upon reasonable notice to Trustor, Beneficiary and its agents shall have the right to enter and inspect the Property at all reasonable times.

Section 7.11.          General Authority.  Trustor hereby irrevocably appoints Beneficiary and any officer or agent thereof as its true and lawful attorney-in-fact, with full power of substitution, in the name of Trustor, Beneficiary or otherwise, for the sole use and benefit of Beneficiary, but at Trustor’s expense, to the extent permitted by law, to exercise at any time and from time to time all or any of the following powers with respect to all or any of the Property, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable until the Obligations (excluding contingent indemnification obligations) are paid in full:

(a)           to exercise and perfect any and all rights and remedies available to Beneficiary at law or in equity, including without limitation, such rights and remedies available to Beneficiary pursuant to Section 5.1, Section 5.2 and, upon the occurrence of an Event of Default, this Article VII;

(b)           to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Security Instrument;

(c)           to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments taken or received by Trustor as, or in connection with, the Property;

(d)           upon the occurrence of an Event of Default, to commence, settle, compromise, compound, prosecute, defend or adjust any claim, suit, action or proceeding with respect to, or in connection with, the Property;

(e)           upon the occurrence of an Event of Default, to sell, transfer, assign or otherwise deal in or with the Property or the proceeds or avails thereof, as fully and effectually as if Beneficiary were the absolute owner thereof;

(f)            upon the occurrence of an Event of Default, to extend the time of payment of any or all of the Property and to make any allowance and other adjustments with respect thereto; and

(g)           to do, at its option, but at the expense of Trustor, at any time or from time to time, all acts and things which Beneficiary reasonably deems necessary to protect or preserve the Property and to realize upon the Property.

Section 7.12.          Nevada Foreclosure.  This instrument may be foreclosed as to the Property in any manner permitted by the laws of the State of Nevada.  In addition to any other right, with or without a foreclosure, Beneficiary may institute a judicial action for the foreclosure or enforcement of the assignments, liens, and security interests hereof subject to the terms of the Loan Documents and applicable Nevada law.  If a nonjudicial foreclosure hereunder is commenced by Beneficiary, Beneficiary, at any time before the sale, may abandon the sale and judicially foreclose and/or enforce the assignments, liens and security interests hereof subject to the terms of the Loan Documents and applicable Nevada law.  If Beneficiary should institute a suit for judicial foreclosure or enforcement of the assignments, liens, and security interests hereof, it may, to the extent permitted by applicable law, at any time before the entry of a final judgment in said suit, dismiss the same, and sell the Property, or any part thereof, in accordance with the power of sale provisions of this Security Instrument.  To the extent applicable, with respect to fixtures, Beneficiary or Trustee may elect to treat same as either real property or personal property and proceed to exercise such rights and remedies applicable to the categorization so chosen.  Beneficiary may proceed against the items of real property and any items of Collateral separately or together in any order whatsoever, without in any way affecting or waiving Beneficiary’s rights and remedies under the UCC, this Security Instrument, the Notes and the other Loan Documents.  Trustor acknowledges and agrees that Beneficiary’s rights and remedies under this Security Instrument, the Notes, and the other Loan Documents shall be cumulative and shall be in addition to every other right and remedy now or hereafter existing at law, in equity, by statute or by agreement of the parties.

Section 7.13.          Limitation on Foreclosure.  Beneficiary and Trustee acknowledge and understand that (i) the prior approval of the gaming authorities of the State of Nevada may be required pursuant to applicable law for the exercise, operation and effectiveness of certain remedies hereunder or under any other Loan Document, or the taking of certain other actions that may be taken by Beneficiary or Trustee hereunder or under any other Loan Document, including without limitation the disposition of collateral consisting of Gaming Equipment and (ii) as a condition of such approval, the Beneficiary or Trustee may be subject to being called forward for licensing or a finding of suitability.

ARTICLE VIII.
INDEMNIFICATION

Section 8.1.            General Indemnification.  Trustor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties (hereinafter defined) from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including, but not limited, to reasonable attorneys’ fees and other costs of defense) (collectively, the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) ownership of this Security Instrument, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Debt, the Note, the Loan Agreement, this Security Instrument, or any other Loan Documents; (c) any and all lawful action that may be taken by Beneficiary in connection with the enforcement of the provisions of this Security Instrument, whether or not suit is filed in connection with same, or in connection with Trustor, any guarantor or indemnitor and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to, or death of, persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Trustor to perform or be in compliance with any of the terms of this Security Instrument; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (i) any failure of the Property to be in compliance with any Legal Requirements; (j) the enforcement by any Indemnified Party of the provisions of this Article 8; (k) any and all claims and demands whatsoever which may be asserted against Beneficiary by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Leases; (l) the payment of any commission, charge or brokerage fee to anyone claiming through Trustor which may be payable in connection with the funding of the Loan; or (m) any misrepresentation made by Trustor in this Security Instrument.  Any amounts payable to Beneficiary by reason of the application of this Section 8.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Beneficiary until paid.  For purposes of this Article 8, the term “Indemnified Parties” means Beneficiary and any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the encumbrance created by this Security Instrument is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and any successors by merger, consolidation or acquisition of all or a substantial portion of Beneficiary’s assets and business).

Section 8.2.            Mortgage and/or Intangible Tax.  Trustor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes.

Section 8.3.            ERISA Indemnification.  Trustor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Beneficiary’s sole discretion) that Beneficiary may incur, directly or indirectly, as a result of a default under Section 4.1.9 or Section 5.2.9 of the Loan Agreement.

Section 8.4.            Duty to Defend; Attorneys’ Fees and Other Fees and Expenses.  Upon written request by any Indemnified Party, Trustor shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties.  Notwithstanding the foregoing, if the defendants in any such claim or proceeding include both Trustor and any Indemnified Party and Trustor and such Indemnified Party shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Parties that are different from or additional to those available to Trustor, such Indemnified Party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party, provided that no compromise or settlement shall be entered without Trustor’s consent, which consent shall not be unreasonably withheld.  Upon demand, Trustor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

ARTICLE IX.
WAIVERS

Section 9.1.            Waiver of Counterclaim.  To the extent permitted by applicable law, Trustor hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Beneficiary arising out of or in any way connected with this Security Instrument, the Loan Agreement, the Note, any of the other Loan Documents, or the Obligations.

Section 9.2.            Marshalling and Other Matters.  To the extent permitted by applicable law, Trustor hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein.  Further, Trustor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Trustor, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by applicable law.

Section 9.3.            Waiver of Notice.  To the extent permitted by applicable law, Trustor shall not be entitled to any notices of any nature whatsoever from Beneficiary except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Beneficiary to Trustor and except with respect to matters for which Beneficiary is required by applicable law to give notice, and Trustor hereby expressly waives the right to receive any notice from Beneficiary with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Beneficiary to Trustor.

Section 9.4.            Waiver of Statute of Limitations.  To the extent permitted by applicable law, Trustor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

Section 9.5.            Survival.  The indemnifications made pursuant to Section 8.1 and Section 8.3 shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by any of the following: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Beneficiary’s interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Beneficiary’s rights and remedies pursuant hereto including, but not limited to, foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Loan Agreement, the Note or any of the other Loan Documents, any transfer of all or any portion of the Property (whether by Trustor or by Beneficiary following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Loan Agreement, the Note or the other Loan Documents, and any act or omission that might otherwise be construed as a release or discharge of Trustor from the obligations pursuant hereto.

ARTICLE X.
EXCULPATION

The provisions of Section 9.4 of the Loan Agreement are hereby incorporated by reference into this Security Instrument to the same extent and with the same force as if fully set forth herein.

ARTICLE XI.
NOTICES

All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by facsimile (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a notice to the other parties hereto in the manner provided for in this Article);

If to Lender:	Column Financial, Inc.
11 Madison Avenue
New York, New York 10010
Attention: Michael May
Facsimile No.: (212) 352-8106

with a copy to:	Column Financial, Inc.
One Madison Avenue
New York, New York 10010
Legal and Compliance Department
Attention: Casey McCutcheon, Esq.
Facsimile No.: (917) 326-8433

with a copy to:	Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Jonathan L. Mechanic, Esq.
Facsimile No.: (212) 859-4000

If to Borrower:	c/o OpBiz, L.L.C.
3667 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attention: Mark Helm, Esq.
Facsimile No.: (702) 785-5936

with a copy to:	Greenberg Traurig LLP
200 Park Avenue
New York, New York 10166
Attention: Joseph F. Kishel, Esq.
Facsimile No.: (212) 801-9238

ARTICLE XII.
APPLICABLE LAW

Section 12.1.          Governing Law.  This Security Instrument shall be governed in accordance with the terms and provisions of Section 10.3 of the Loan Agreement.

Section 12.2.          Usury Laws.  Notwithstanding anything to the contrary (a) all agreements and communications between Trustor and Beneficiary are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Beneficiary shall never exceed the Maximum Legal Rate or amount, (b) in calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Beneficiary, and (c) if through any contingency or event, Beneficiary receives or is deemed to receive interest in excess of the Maximum Legal Rate, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Beneficiary, or if there is no such indebtedness, shall immediately be returned to Borrower.

Section 12.3.          Provisions Subject to Applicable Law.  All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.  If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

ARTICLE XIII.
DEFINITIONS

All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement or in Exhibit B attached hereto and made a part hereof.  Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Trustor” shall mean “each Trustor and any subsequent owner or owners of the Property or any part thereof or any interest therein”, the word “Beneficiary” shall mean “Beneficiary and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “Property” or “Collateral” shall include any portion of the Property or the Collateral and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Beneficiary in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.  Terms used herein that are defined in Articles 8 and 9 of the Uniform Commercial Code and not otherwise defined herein or by reference herein have the meaning assigned to such terms therein.

ARTICLE XIV.
MISCELLANEOUS PROVISIONS

Section 14.1.          No Oral Change.  This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Trustor or Beneficiary, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 14.2.          Successors and Assigns.  This Security Instrument shall be binding upon and inure to the benefit of Trustor and Beneficiary and their respective successors and assigns forever.

Section 14.3.          Inapplicable Provisions.  If any term, covenant or condition of this Security Instrument is held to be invalid, illegal or unenforceable in any respect, this Security Instrument shall be construed without such provision.

Section 14.4.          Headings, etc.  The headings and captions of various Articles and Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 14.5.          Number and Gender.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 14.6.          Subrogation.  If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Beneficiary shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Beneficiary and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Trustor’s obligations hereunder, under the Loan Agreement, the Note and the other Loan Documents and the performance and discharge of the Other Obligations.

Section 14.7.          Entire Agreement.  This Security Instrument and the specific cross-references herein to the Loan Agreement constitute the entire understanding and agreement between Trustor and Beneficiary with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Trustor and Beneficiary with respect thereto.  Trustor hereby acknowledges that, except as incorporated in writing in the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, there are not, and were not, and no Persons are or were authorized by Beneficiary to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, the Loan Agreement, this Security Instrument and the other Loan Documents.

Section 14.8.          Limitation on Beneficiary’s Responsibility.  No provision of this Security Instrument shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Beneficiary, nor shall it operate to make Beneficiary responsible or liable for any waste committed on the Property by tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger or any other Person.  Nothing herein contained shall be construed as constituting Beneficiary a “mortgagee in possession.”

Section 14.9.          Appointment of Collateral Agent.  At any time or times, in order to comply with any Legal Requirement, Beneficiary may appoint another Person that is an Affiliate of Beneficiary to act as collateral agent on behalf of Beneficiary with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of Beneficiary, include provisions for the protection of such collateral agent).  Notwithstanding any such appointment but only to the extent not inconsistent with such legal requirements or, in the reasonable judgment of Beneficiary, not unduly burdensome to it or any such collateral agent, Trustor shall, so long as no Default or Event of Default shall have occurred and be continuing, be entitled to deal solely and directly with Beneficiary rather than any such collateral agent in connection with Beneficiary’s rights and obligations under this Security Instrument.

Section 14.10.        Counterparts; Effectiveness.  This Security Instrument may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Security Instrument shall become effective with respect to Trustor when Beneficiary shall receive counterparts hereof executed by itself and Trustor.

Section 14.11.        Joint and Several Liability.  If Trustor consists of more than one Person, the obligations and liabilities of each such Person shall be joint and several.

Section 14.12.        Intentionally Omitted.

Section 14.13.        Other Collateral.  This Security Instrument is one of a number of security agreements to secure the Obligations of Borrower pursuant to the Loan Agreement and the other Loan Documents.  All potential junior Lien claimants are placed on notice that, under the Loan Agreement and each other Loan Document granting a security interest to Beneficiary or otherwise (such as by separate future unrecorded agreement between Trustor and Beneficiary), other collateral for the Obligations secured hereunder (i.e., collateral other than the Property) may, under certain circumstances, be released without a corresponding reduction in the total principal amount secured by this Security Instrument.  Such a release would decrease the amount of collateral securing the same indebtedness, thereby increasing the burden on the remaining Property created and continued by this Security Instrument.  No such release shall impair the priority of the lien of this Security Instrument.  By accepting its interest in the Property, each and every junior Lien claimant shall be deemed to have acknowledged the possibility of, and consented to, any such release. Nothing in this paragraph shall impose any obligation upon Beneficiary.

Section 14.14.        Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws.  Trustor agrees to the full extent permitted by law that if an Event of Default occurs, neither Trustor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Security Instrument or the absolute sale of the Property or any portion thereof or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Trustor for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Property marshaled upon any foreclosure of the lien hereof and agrees that Trustee or any court having jurisdiction to foreclose such lien may sell the Property in part or as an entirety.

Section 14.15.        Suits to Protect the Mortgaged Property.  Subject to applicable provisions of the Loan Agreement, Beneficiary shall have the power and authority to institute and maintain any suits and proceedings as Beneficiary, in its sole and absolute discretion, may deem advisable (a) to prevent any impairment of the Property by any acts which may be unlawful or in violation of this Security Instrument, (b) to preserve or protect its interest in the Mortgaged Property, or (c) to restrain the enforcement of or compliance with any legislation or other Legal Requirement that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Beneficiary’s interest.

Section 14.16.        Waiver of Trial by Jury.  EACH OF BENEFICIARY AND TRUSTOR HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS DEED OF TRUST, WHICH WAIVER IS INFORMED AND VOLUNTARY.

Section 14.17.        Substitution of Trustee.  Beneficiary, to the extent not prohibited by law, shall have the irrevocable power, to be exercised at any time or times hereafter and with or without cause, to substitute a trustee or trustees in place of Trustee, by an instrument in writing duly executed, acknowledged and recorded in the Clark County Recorder’s Office, and when such instrument is so recorded, all of the powers of Trustee thus superseded shall terminate and all of the right, title and interest of Trustee hereunder shall be vested in the trustee or trustees named as its successor, and such successor trustee or trustees shall have the same powers, rights and duties which the trustee so superseded had under this Security Instrument.  The exercise of this right to appoint a successor trustee, no matter how often exercised, shall not be deemed an exhaustion of said right.  Irrespective of whether Trustee consists of one or more entities, Beneficiary may name one or more entities as successor trustee or trustees as Beneficiary may determine.

ARTICLE XV.
STATE-SPECIFIC PROVISIONS

Section 15.1.          Principles of Construction.  In the event of any inconsistencies between the terms and conditions of this Article 15 and the terms and conditions of this Security Instrument, the terms and conditions of this Article 15 shall control and be binding.

Section 15.2.          Waivers.  (a)  Trustor waives all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to such Trustor by reason of Nevada law, including, to the extent permitted by law, (i) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the Property; (ii) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness, and marshaling in the event of foreclosure of the liens hereby created; (iii) all rights and remedies that Trustor may have or be able to assert by reason of the laws of the State of Nevada pertaining to the rights and remedies of sureties; (iv) the right to assert any statute of limitations as a bar to the enforcement of the lien of this Security Instrument or to any action brought to enforce the Notes or any other Obligation secured by this Security Instrument; (v) Trustor’s right to notice of termination of the operation of instrument under NRS § 106.380; and (vi) any rights, legal or equitable, to require marshaling of assets or to require upon foreclosure sales in a particular order, including, without limitation, any rights under NRS §§ 100.040 and 100.050.  Beneficiary shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided herein.  Beneficiary shall have the right to determine the order in which any or all portions of the indebtedness secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein.  Nothing contained herein shall be deemed to be a waiver of Trustor’s rights under NRS § 40.462.

(b)           Trustor waives all rights and defenses affecting enforcement of this Security Instrument that Trustor may have because the Obligations are secured by real property.  This is an unconditional and irrevocable waiver of any rights and defenses affecting enforcement of this Security Instrument that Trustor may have because the Loan is secured by real property.  These rights and defenses include, but are not limited to, any rights and defenses based upon Nevada law.

(c)           Trustor hereby expressly waives diligence, demand, presentment, protest and notice of every kind and nature whatsoever (unless as otherwise required under this Security Instrument) and waives any right to require Beneficiary to enforce any remedy against any guarantor, endorser or other person whatsoever prior to the exercise of its rights and remedies hereunder or otherwise.  To the extent permitted by applicable law, Trustor waives any right to require Beneficiary to (i) proceed or exhaust any collateral security given or held by Beneficiary in connection with the Obligations, (ii) give notice of the terms, time and place of any public or private sale of any real or personal property security for the Obligations or other guaranty of the Obligations; or (iii) pursue any other remedy in Beneficiary’s power whatsoever.

(d)           Until all of the Obligations shall have been paid in full, Trustor (i) shall not have any right of subrogation to any of the rights of Beneficiary against any guarantor, maker or endorser; (ii) waives any right to enforce any remedy which Beneficiary or Trustor now has or may hereafter have against any other guarantor, maker or endorser; (iii) waives any benefit of, and any other right to participate in, any collateral security for the Obligations or any guaranty of the obligations now or hereafter held by Beneficiary.

(e)           Trustor expressly waives all suretyship defenses that Trustor may have under Nevada law and the laws of any other state.

Section 15.3.          Incorporated Statutory Provisions.  To the extent not inconsistent with the other provisions of this Security Instrument or the other Loan Documents, the following covenants, Nos. 1, 2 (full replacement value), 3, 4 (default rate under Note), 5, 6, 7 (a reasonable percentage), 8 and 9 of Nevada Revised Statues § 107.030 are hereby adopted and made a part of this Security Instrument.

Section 15.4.          Gaming Matters.  Beneficiary acknowledges that to the extent the exercise of its rights, remedies and powers hereunder are subject to Gaming Laws, Beneficiary shall obtain consents or approvals as required by such Gaming Laws.

Section 15.5.          Security Agreement.  THIS SECURITY INSTRUMENT CONSTITUTES A SECURITY AGREEMENT AS THAT TERM IS DEFINED IN THE NEVADA UNIFORM COMMERCIAL CODE, PORTION OF THE COLLATERAL ARE GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE LAND DESCRIBED IN EXHIBIT A ATTACHED HERETO.  THIS INSTRUMENT IS INTENDED TO SERVE AS A FIXTURE FILING AND

IS TO BE RECORDED IN THE REAL ESTATE RECORDS OF CLARK COUNTY, NEVADA AND INDEXED AS BOTH A DEED OF TRUST AND A FIXTURE FILING.  TRUSTOR IS THE OWNER OF A RECORD INTEREST IN THE LAND DESCRIBED IN EXHIBIT A ATTACHED HERETO.  TRUSTOR IS THE DEBTOR AND BENEFICIARY IS THE SECURED PARTY.

Section 15.6.          Future Advances.  This Security Instrument is governed by Nevada Revised Statutes Sections (“NRS”) 106.300 to 106.400 and secures future advances as provided in such sections.  The maximum amount of “principal” (as defined in NRS Section 106.345) secured hereby (including disbursements that the Lender may, but shall not be obligated to, make under this Security Instrument, the Loan Documents or any other document with respect thereto) shall not exceed) ($820,000,000) Dollars.  This Security Instrument shall be valid and have priority to the extent of the maximum amount secured hereby over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the Property given priority by law.

Section 15.7.          Additional Event of Default.  An Event of Default shall occur if Trustee or any other “borrower” (as that term is defined in NRS 106.310, as amended or recodified from time to time) who may send a notice pursuant to NRS 106.380(1), as amended or recodified from time to time, with respect to this Security Instrument, (i) delivers, sends by mail or otherwise gives, or purports to deliver, send by mail or otherwise give to Beneficiary:  (A) any notice of an election to terminate the operation of this Security Instrument as security for any Obligation, including, without limitation, any obligation to repay any “future advance” (as defined in NRS 106.320, as amended or recodified from time to time), of “principal” (as defined in NRS 106,345, as amended or recodified from time to time), or (B) any other notice pursuant to NRS 106.380(3), as amended or recodified from time to time, or (ii) records a statement pursuant to NRS 106.380(3), as amended or recodified from time to time, or (iii) (causes this Security Instrument, any Obligation, or Beneficiary to be subject to NRS 106.380(2), 106.380(3) or 106.400, as amended or recodified from time to time.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, this Security Instrument has been executed by Trustor Trustee, and Beneficiary as of the day and year first above written.

TRUSTOR:	TSP OWNER LLC, a Delaware limited liability company

By:
Name:
Title:

TRUSTEE:	FIRST AMERICAN TITLE INSURANCE
COMPANY, a New York corporation

By:
BENEFICIARY:	Name:
Title:

COLUMN FINANCIAL, INC.,
a Delaware corporation

By:
Name:
Title:

NEVADA NOTARY BLOCKS

STATE OF	)
) ss.
County of	)

This instrument was acknowledged before me on                             , 200      , by                           , as                                     of                                                        , a[n]                                                 limited liability company, on behalf of such company.

(SEAL)
Notary Public
My commission will expire:

NEVADA NOTARY BLOCKS

STATE OF	)
) ss.
County of	)

This instrument was acknowledged before me on                                     , 200        , by                                 , as                                    of                                     , a[n]                                             limited liability company, on behalf of such company.

(SEAL)
Notary Public
My commission will expire:

EXHIBIT A

Legal Description

(see attached)

A-I

Timeshare Portion:

Real property in the City of, County of CLARK, State of NEVADA, described as follows:

Parcel I:

Parcel NC

A portion of Lot 1 as shown in that certain Final Map entitled “Aladdin Commercial Subdivision” recorded in Book 96, Page 33 of Plats on file at the Clark County, Nevada Recorder’s Office and lying within a portion of the Northwest Quarter (NW1/4) of Section 21, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, more particularly described as follows:

Commencing at the Southwest corner of the Northwest Quarter (NW 1/4) of said section 21 being on the centerline of Harmon Avenue; Thence along the South line of the Northwest Quarter (NW ¼) of Section 21 and the Centerline of Harmon Avenue, North 89°31’10” East, 904.20 feet; Thence departing said South line and street centerline, North 00°28’50” West, 93.28 feet to the Northerly right-of-way of said Harmon Avenue, to a point hereafter referred to as Point ‘A’ and being the Point of Beginning; Thence dparting said Northerly right-of-way, North 00°36’40” West, 142.49 feet to the beginning of a curve , concave Southeasterly and having a radius of 130.00 feet; Thence Northeasterly along said curve to the right, through a central angle of 90°00’00”, an arc length of 204.20 feet to a point of tangency; Thence North 89°23’20” East, 511.60 feet to the Westerly right-of-way of Audrie Lane; Thence along said Westerly right-of-way, South 00°36’40” East, 282.16 feet to the beginning of a curve, concave Northwesterly and having a radius of 30.00 feet; Thence Southwesterly along said curve to the right, through a central angle of 90°07’50”, an arc length of 47.19 feet to the Northerly right-of-way of said Harmon Avenue; Thence along said Northerly right-of-way , the following seven (7) courses: (1) South 89°31’10” West, 72.93 feet to the beginning of a curve concave Northerly and having a radius of 25.00 feet; Thence (2) Westerly along said curve to the right through a central angle of 09°27’42”, an arc length of 4.13 feet; Thence (3) North 81°01’08” West, 68.86 feet to the beginning of a curve concave Southerly and having a radius of 25.00 feet; Thence (4) Westerly along said curve, through a central angle of 09°27’42”, an arc length of 4.13 feet; Thence (5) South 89°31’10” West, 396.66 feet to the beginning of a curve concave Northeasterly and having a radius of 30.00 feet; Thence (6) Northwesterly along said curve to the right, through a central angle of 93°33”45”, an arc length of 48.99 feet to a point of non-tangency, a radial line to said point bears North 86°55’05” West; Thence (7) South 80°41’11” West, 36.38 feet to the Point of Beginning.

Parcel NC has an upper elevation of infinity.

Excepting therefrom the following described area:

Parcel NB 11 as shown in File 111, Page 83 of Surveys on file at the Clark County, Nevada Recorders Office described as follows:

Commencing at the aforementioned Point “A”; Thence North 00°36’40” West, 132.97 feet to the Point of Beginning; Thence North 00°36’40” West, 9.51 feet to the beginning of a curve concave Southeasterly and having a radius of 130.00 feet; Thence Northeasterly along said curve to the right through a central angle of 90°00’00”, an arc length of 204.20 feet; Thence North 89°23’20” East, 105.35 feet; Thence South 44°22’41” West, 101.35 feet; Thence South 89°21’45” West, 101.25 feet; Thence South 00°25’39” East, 67.78 feet; Thence South 89°22’54” West, 62.23 feet to the Point of Beginning.

Further Excepting therefrom the following described area:

Parcel NB 11 has a lower plane elevation of 2144.29 feet and an upper plane elevation of 2173.00 feet.

Parcel NB 7 as shown in File 111, Page 82 of Surveys on file at the Clark County, Nevada Recorder’s Office described as follows;

Beginning at the aforementioned Point “A”; Thence North 00°36’40” West, 132.97 feet; Thence North 89°22’54” East, 62.23 feet; Thence South 00°25’39” East, 159.12 feet to the Northerly right-of-way of said Harmon Avenue and being a point on a non-tangent curve, concave Northeasterly and having a radius of 30.00 feet, from which a radius bears North 07°23’15” East; Thence Northwesterly along said right-of-way and curve, through a central angle of 85°41’41”, an arc length of 44.87 feet to a point of non-tangency, a radial line to said point bears North 86°55’05” West; Thence along a non-tangent line, South 80°41’11” West, 36.38 feet to the Point of Beginning.

Parcel NB 7 has a lower plane elevation of 2117.29 feet and an upper elevation of infinity.

Parcel II:

A non-exclusive easement for pedestrian and vehicular ingress and egress, for passage and parking of vehicles, utilities, maintenance and otherwise, for pedestrian passage access and passage and to use the exit stairways and walkways as set forth in that certain construction, operation and reciprocal easement agreement recorded March 2, 1998 in Book 980302 as Instrument No. 00003 and re-recorded March 24, 1998 in Book 980324 as Instrument No. 01111 and re-recorded May 29, 1998 in Book 980529 as Instrument No. 02358 and re-recorded October 22, 1998 in Book 981022 as Instrument No. 00509 and amended by that certain document recorded November 20, 2000 in Book 20001120 as Instrument No. 00858 of Official Records, Clark County, Nevada, and amended by that certain document recorded March 31, 2003 in Book 20030331 of Official Records, Clark County, Nevada, as Instrument No. 04875.

Parcel III:

A non-exclusive right to use that certain multi-level parking structure and surface-level parking facilities as set forth in that certain memorandum of parking area use agreement recorded March 2, 1998 in Book 980302 as Instrument No. 00005 and re-recorded May 29, 1998 in Book 980529 as Instrument No. 02360 of Official Records, Clark County Nevada.

EXHIBIT B

Definitions

“Commercial Tort Claims” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“Contracts” shall mean, collectively, all agreements entered into by any Pledgor or by any other Person on behalf of Trustor or assumed by Trustor, relating to the ownership, operation or maintenance of the Premises or any other Property, all rights, privileges and powers under Operating Agreements (which shall include, without limitation, the rights of the Trustor under any and all extensions, modifications, amendments and renewals of such leases, contracts and agreements and all rights of Trustor to receive moneys due or to become due thereunder or pursuant thereto and to amend, modify, terminate or exercise rights under such leases, contracts and agreements, but, subject to the applicable provisions of the other Loan Documents, excluding any rights under (but not excluding Proceeds of) any such lease, contract or agreement that by the terms thereof, or under applicable law, cannot be assigned or a security interest granted therein in the manner contemplated by this Agreement unless consent from the relevant party or parties has been obtained and under the terms of which lease, contract or agreement any such assignment or grant of a security interest therein in the absence of such consent would, or could, result in a breach thereof, but only to the extent that (y) such rights are subject to such contractual or legal restriction and (z) such restriction is not, or could not be, rendered ineffective pursuant to the Uniform Commercial Code or any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity.

“Copyrights” shall mean, collectively, all of each Trustor’s copyrights, copyright registrations and applications for copyright registration under the laws of the United States or any other country or jurisdiction, including all recordings, supplemental registrations and derivative or collective work registrations, and all renewals and extensions thereof, in each case whether published or unpublished, now owned or existing or created or hereafter acquired or arising.

“Copyright Collateral” shall mean, collectively, all Copyrights and Copyright Licenses to which any Pledgor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Copyright or Copyright License, in each case whether now owned or existing or hereafter acquired or arising.

“Copyright License” shall mean any agreement now or hereafter in effect granting any right to any third party under any Copyright now or hereafter owned by Trustor or which Trustor otherwise has the right to license, or granting any right to Trustor under any property of the type described in the definition of Copyright herein now or hereafter owned by any third party, and all rights of Trustor under any such agreement, but, subject to the applicable provisions of the other Loan Documents, excluding any rights under (but not excluding Proceeds of) any such agreement that by the terms thereof, or under applicable law, cannot be assigned or a security interest granted therein in the manner contemplated by this Agreement, unless consent from the relevant party or parties has been obtained and under the terms of which agreement any such assignment or grant of a security interest therein in the absence of such consent would, or could, result in a breach thereof, but only to the extent that (y) such rights are subject to such contractual or legal restriction and (z) such restriction is not, or could not be, rendered ineffective pursuant to the Uniform Commercial Code or any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity.

“Domain Name” shall mean the combination of words and abbreviations that represents a uniquely identifiable internet protocol address of a World Wide Web internet location.

“Gaming Authority” means any of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, the City of Las Vegas and any other gaming regulatory body or any agency which has, or may at any time after the Closing Date have, jurisdiction over the gaming activities of the Premises or any successor to such authority.

“Gaming Equipment” means the gaming equipment and gaming devices which are regulated gaming devices under any Gaming Laws (including but not limited to slot machines, gaming tables, cards, dice, cashless wagering systems and tangible associated equipment (as defined in NRS 463.0136) and other applicable law) together with all improvements and/or additions thereto.

“Gaming Laws” means the provisions of the Nevada Gaming Control Act, as amended from time to time, all regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time, the provisions of the Clark County Code, as amended from time to time, and all other laws, statutes, rules, rulings, orders, ordinances, regulations and other Legal Requirements of any Gaming Authority.

“General Intangibles” shall have the meaning ascribed thereto in the Uniform Commercial Code, including, without limitation, all Contracts, all Copyright Collateral, all Patent Collateral, all Trademark Collateral, all Domain Name registrations, all trade secrets, all Intercompany Obligations, all rights under or evidenced by choses in action or causes of action, all judgments, tax refund claims, claims against carriers and shippers, claims under liens and insurance policies, all rights under security agreements, guarantees, indemnities and other instruments and contracts securing or otherwise relating to any of the foregoing, and all other intangible personal property of every kind and nature, and all accessions, additions, improvements, modifications and upgrades to, replacements of and substitutions for the foregoing, in each case whether now owned or existing or hereafter acquired or arising, but excluding Accounts and excluding leases, contracts and agreements (including, without limitation, Licenses) to the extent excluded from Contracts under the definition of such term herein.  For the purposes of this Agreement, General Intangibles shall include Commercial Tort Claims and shall include all contractual or other rights of the Borrower to receive Marketing Fees in whatever form that such Marketing Fees or rights to receive such Marketing Fees arise (including all Accounts, General Intangibles, Investment Property, Letter of Credit Rights and all other rights of payment of any kind in respect of such Marketing Fees) (the “Development Commissions”).

“Instruments” shall have the meaning ascribed thereto in the Uniform Commercial Code, whether now owned or existing or hereafter acquired, including those evidencing, representing, securing, arising from or otherwise relating to any Accounts, Intercompany Obligations or other Collateral.

“Intercompany Obligations” shall mean, collectively, all indebtedness, obligations and other amounts at any time owing to Trustor from any of Trustor’s subsidiaries or affiliates and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness, obligations or other amounts.

“License” shall mean any Copyright License, Patent License or Trademark License.

“Patents” shall mean, collectively, all of Trustor’s letters patent, whether under the laws of the United States or any other country or jurisdiction, all recordings and registrations thereof and applications therefor, including, without limitation, the inventions described therein, all reissues, continuations, divisions, renewals, extensions, continuations-in-part thereof, in each case whether now owned or existing or hereafter acquired or arising.

“Patent Collateral” shall mean, collectively, all Patents and all Patent Licenses to which any Trustor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Patent or Patent License, in each case whether now owned or existing or hereafter acquired or arising.

“Patent License” shall mean any agreement, whether written or oral, now or hereafter in effect granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by Trustor or which Trustor otherwise has the right to license, is in existence, or granting to Trustor any right to make, use, sell, offer to sell or import any invention on which property of the type described in the definition of Patent herein, now or hereafter owned by any third party, is in existence, and all rights of Trustor under any such agreement, but, subject to the applicable provisions of the other Loan Documents, excluding any rights under (but not excluding Proceeds of) any such agreement that by the terms thereof, or under applicable law, cannot be assigned or a security interest granted therein in the manner contemplated by this Agreement, unless consent from the relevant party or parties has been obtained and under the terms of which agreement any such assignment or grant of a security interest therein in the absence of such consent would, or could, result in a breach thereof, but only to the extent that (y) such rights are subject to such contractual or legal restriction and (z) such restriction is not, or could not be, rendered ineffective pursuant to the Uniform Commercial Code or any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity.

“Trademarks” shall mean, collectively, all of Trustor’s trademarks, service marks, trade names, corporate and company names, business names, fictitious business names, logos, trade dress, trade styles, other source or business identifiers, designs and general intangibles of a similar nature, whether under the laws of the United States or any other country or jurisdiction, all recordings and registrations thereof and applications therefor (but excluding any application to register any trademark, service mark or other mark prior to the filing under applicable law of a verified statement of use (or the equivalent) for such trademark, service mark or other mark if the creation of a Lien thereon or security interest therein would void or invalidate such trademark, service mark or other mark), all renewals and extensions thereof, all rights corresponding thereto, and all goodwill associated therewith or symbolized thereby, in each case whether now owned or existing or hereafter acquired or arising.

“Trademark Collateral” shall mean, collectively, all Trademarks and Trademark Licenses to which Trustor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Trademark or Trademark License, in each case whether now owned or existing or hereafter acquired or arising.

“Trademark License” shall mean any agreement, whether written or oral, now or hereafter in effect granting any right to any third party under any Trademark now or hereafter owned by Trustor or which Trustor otherwise has the right to license, or granting any right to Trustor under any property of the type described in the definition of Trademark herein now or hereafter owned by any third party, and all rights of Trustor under any such agreement (including, without limitation, the license to use the Trademarks set forth in the License Agreement), but, subject to the applicable provisions of the other Loan Documents, excluding any rights under (but not excluding Proceeds of) any such agreement that by the terms thereof, or under applicable law, cannot be assigned or a security interest granted therein in the manner contemplated by this Agreement, unless consent from the relevant party or parties has been obtained and under the terms of which agreement any such assignment or grant of a security interest therein in the absence of such consent would, or could, result in a breach thereof, but only to the extent that (y) such rights are subject to such contractual or legal restriction and (z) such restriction is not, or could not be, rendered ineffective pursuant to the Uniform Commercial Code or any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity.